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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS                                             EXHIBIT 3.1
FILED 03:00 PM 08/21/1998
  981329097 - 2908580


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      TERAYON COMMUNICATION SYSTEMS, INC.

     TERAYON COMMUNICATION SYSTEMS, INC.,a corporation organized and existing under the laws of the state of Delaware (the "Corporation") hereby certifies that:

     1. The name of this corporation is Terayon Communication Systems, Inc. The Corporation was originally incorporated under the name Terayon Merger Corporation.

     2. The date of filing of the Corporation's original Certificate of Incorporation was June 12, 1998.

     3. The Amended and Restated Certificate of Incorporation of the Corporation as provided in Exhibit A, hereto was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     4. Pursuant to Section 245 of the Delaware General Corporation Law, approval of the stockholders of the Corporation has been obtained.

     5. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

     IN WITNESS WHEREOF, the undersigned has signed this certificate the 21st day of August, 1998, and hereby affirms and acknowledges under penalty of perjury that the filing of this Amended and Restated Certificate of Incorporation is the act and deed of Terayon Communications Systems, Inc.

                                      TERAYON COMMUNICATION SYSTEMS INC.


                                      By    /s/ Zaki Rakib
                                         --------------------------------
                                            Zaki Rakib
                                            Chief Executive Officer

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                             AMENDED AND RESTATED                      Exhibit A
                         CERTIFICATE OF INCORPORATION
                                      OF
                      TERAYON COMMUNICATION SYSTEMS, INC.


                                      I.

     The name of this corporation is Terayon Communication Systems, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle and the name of the registered agent of the corporation in the State of Delaware at such address is Corporate Service Company.

                                     III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty-Five Million (35,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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